Jesup & Lamont Inc. Regains Compliance with NYSE Amex Continued Listing Standards

NEW YORK, N.Y., August 17, 2009 /PRNewswire-FirstCall/ -- Jesup & Lamont, Inc.  (NYSE Amex: JLI), a boutique financial services firm providing brokerage and investment banking services to retail and institutional clients, today announced that it has regained compliance with all continued listing standards of NYSE Amex.  By letter dated August 13, 2009, following review of financial and quantitative listing standards, as well as previously noted governance and corporate matters, NYSE Amex confirmed that Jesup & Lamont, Inc. is now in compliance with the standards for continued listing contained in Sections 704 and 801(h) of the NYSE Amex Company Guide.

About Jesup & Lamont Inc.

Established in 1877, Jesup & Lamont Inc. has an extensive history on Wall Street, with its origins encompassing such successes as providing brokerage services to Standard Oil and raising capital for the construction of Rockefeller Center. Jesup & Lamont, through its two wholly owned brokerage subsidiaries, offers full service broker-dealer and registered investment advisory services through approximately 120 producing registered representatives in over 16 locations including offices in New York, San Francisco, Boston, Boca Raton, Chicago, Fort Lauderdale and Orlando. The Company’s Jesup and Lamont Securities Corporation subsidiary also publishes proprietary research on several industries including Aerospace/Defense, Alternative Energy and Life Sciences/Healthcare and offers comprehensive investment banking services.

Forward-Looking Statement Disclaimer

This press release contains "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risk, uncertainties or other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, without limitation, fluctuations in the volume of transactional services provided by the Company, competition with respect to financial services commission rates, the effect of general economic and market conditions, factors affecting the securities brokerage industry as well as other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings. The Company undertakes no obligation to revise or update any forward-looking statement.

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Source: Jesup & Lamont, Inc.

Contact:

Alan Weichselbaum, CEO
Jesup & Lamont, Inc.
AWeichselbaum@jesuplamont.com
Phone: 800 356 2092